EXHIBIT 3.2

BY-LAWS

OF

CHINA HEALTH RESOURCE, INC.

ARTICLE I
OFFICES

Section 1.1.    Registered Office.  The registered office of China Health Resource, Inc. (the “Corporation”) will be in the City of Wyoming, County of Kent, State of Delaware.

Section 1.2.    Other Offices.  The Corporation may also have offices at such other places within or outside of the State of Delaware, as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETING OF STOCKHOLDERS

Section 2.1.    Place of Meetings.  All meetings of stockholders will be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board.

Section 2.2.    Annual Meetings.  An annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly be brought before such meeting shall be held at such time as shall be designated on an annual basis by the Board and stated in the notice of meeting.

Section 2.3.    Special Meetings.  Special meetings of stockholders may be called at any time for any purpose or purposes by the Board or by the President, and must be called by the President or the Secretary upon the written request of a majority of the directors or upon the written request of the holders of at least fifty percent (50%) of all the outstanding shares entitled to vote on the action proposed to be taken. Each written request must state the time, place and purpose or purposes of the proposed meeting. A special meeting of stockholders called by the Board or the President, other than one required to be called by reason of a written request of stockholders, may be cancelled by the Board at any time not fewer than twenty-four (24) hours before the scheduled commencement of the meeting.

Section 2.4.    Notice of Meeting.  Written notice of each annual or special meeting of stockholders, stating the date, time and place of the meeting and the matters to be voted upon at it, must be given in the manner set forth in Article VI of these By-Laws not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at the meeting.

Section 2.5.    Quorum.  Except as otherwise required by law or the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the presence in person or by proxy of at least one-third (1/3) of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.

Section 2.6.    Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 2.7.    Voting.  When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware (“Delaware Law”), the Certificate of Incorporation or by these By-Laws in respect of the vote that shall be required for a specified action, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of Delaware Law or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power registered in his or her name on the books of the Corporation, except as otherwise provided by law or in the Certificate of Incorporation.

Section 2.8.    Majority Consent.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of Delaware Law or the Certificate of Incorporation or these By-Laws, the meeting, notice of the meeting, and vote of stockholders may be dispensed with if stockholders owning stock having not less than the minimum number of votes which, by Delaware Law, the Certificate of Incorporation or these By-Laws, is required to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken; provided that prompt notice of the taking of such action must be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

Section 3.1.    General Powers.  The Board will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

Section 3.2.    Number of Directors.  The number of directors which will constitute the entire Board will be such number as is determined by the Board from time to time. Until further action by the Board, the number of directors which will constitute the entire Board shall not be fewer than five (5).

Section 3.3.    Election of Directors.  Except as provided in Section 3.5, the directors will be elected at each annual meeting of stockholders. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, each director elected will serve until the next succeeding annual meeting of stockholders and until his or her successor is elected and qualified.

Section 3.4.    Removal of Directors.  Any of the directors may be removed for cause by vote of a majority of the Board. Any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.

Section 3.5.     Vacancies.  If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, the directors then in office or the holders of a plurality of shares issued and outstanding and entitled to vote in elections of directors, shall choose a successor or successors, or a director to fill a vacancy, including a vacancy created by the newly created directorship, who shall hold office for the unexpired term or until the next election of directors.

Section 3.6.    Books of the Corporation.  The books of the Corporation, except as such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board may from time to time determine.

Section 3.7.    Compensation of Directors.  The Board, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

ARTICLE IV
MEETINGS OF THE BOARD

Section 4.1.    Annual Meeting.  The first meeting of each newly elected Board will be held immediately following the annual meeting of the stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not held at that time and place, it will be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board.

Section 4.2.    Regular Meetings.  Regular meetings of the Board may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as is determined from time to time by the Board.

Section 4.3.    Special Meetings.  Special meetings of the Board may be called by the President, on at least two (2) days’ notice to each director and must be called by the President or the Secretary on like notice at the written request of any two (2) directors.

Section 4.4.    Notice of Board Meetings.  Whenever notice of a meeting of the Board is required, the notice must be given in the manner set forth in Article VI of these By-Laws and must state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of the meeting.

Section 4.5.    Quorum.  Except as otherwise required by law or the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office, but in no event fewer than one-third (1/3) of the entire Board, will constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him or her during his or her participation will be deemed taken at the meeting.

Section 4.6.    Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board.

ARTICLE V
COMMITTEES

Section 5.1.    Board Committees.  The Board may designate from among its members an Executive Committee and other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee will have all the authority of the Board, except as the Board otherwise provides, and other committees will have such authority as the Board grants them. The Board will have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board.

Section 5.2.    Committee Minutes.  Each committee must keep regular minutes of its proceedings and report to the Board as and when the Board requires. Unless the Board otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

Section 5.3.    Action Without Meeting.  Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

ARTICLE VI
NOTICES

Section 6.1.    Notice to a Stockholder.  Any notice to a stockholder may be given personally or by mail. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of stockholders.

Section 6.2.    Notice to a Director.  Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telex, telegram, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone, when received if given by facsimile transmission or telex, on the third (3rd) business day after the day when deposited in the United States mail, postage prepaid, or on the day when delivered to a cable or similar communications company, directed to the director at his or her business address or at such other address as the director may have designated to the Secretary in writing as the address to which notices should be sent.

Section 6.3.    Waiver of Notice.  Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII
OFFICERS

Section 7.1.    Offices.  The officers of the Corporation will be a President, a Chief Executive Officer, a Chief Financial Officer or Treasurer, and a Secretary, and the Board may also elect a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), and such other officers as it may from time to time deem advisable. Any two or more offices, may be held by the same person. No officer except the Chairman of the Board need be a director of the Corporation.

Section 7.2.    Election of Officers.  Each officer will be elected by the Board and will hold office for such term, if any, as the Board shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board.

Section 7.3.    Compensation of Officers.  The compensation of officers will be fixed by the Board or in such manner as it may provide.

Section 7.4.    Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the stockholders and of the Board and shall have such other duties as from time to time may be assigned to him or her by the Board.

Section 7.5.    President.  The President will have general charge of management of the business and affairs of the Corporation, subject to the control of the Board, and will see that all orders and resolutions of the Board are carried into effect. The President will preside over any meeting of the stockholders or the Board at which neither the Chairman of the Board nor a Vice Chairman of the Board is present.

Section 7.6.    Other Officers.  The officers of the Corporation, other than the Chairman of the Board and the President, will have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board and the President, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board.

Section 7.7.    Removal of Officers.  Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board.

ARTICLE VIII
CERTIFICATES FOR SHARES

Section 8.1.    Share Certificates.  The shares of stock of the Corporation will be represented by certificates, in such form as the Board may from time to time prescribe, signed by the President and by the Chief Financial Officer or the Secretary.

Section 8.2.    Signatures.  Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he, she or it were that officer, transfer agent or registrar at the date of issue.

Section 8.3.    Replacement of Certificate.  The Board may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. When doing so, the Board may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

Section 8.4.    New Certificate.  The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, shall issue a new certificate to the person entitled to it, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

Section 8.5.    Record Date.  The Board may fix in advance a date as the record date for determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. That date must be not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, nor more than sixty days (60) prior to any other action. If no record date is fixed, the record date will be as provided by law. A determination of stock holders entitled to notice of or to vote at any meeting of stockholders which has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

Section 8.6.    Stockholders of Record.  The Corporation will for all purposes be entitled to treat a person registered on its books as the owner of shares as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by Delaware Law.

ARTICLE IX
INDEMNIFICATION

Section 9.1.    Indemnification.  The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware law as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such change) against all costs, charges, expenses, liabilities and losses (including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

Section 9.2.    Indemnification for Derivative Actions.  The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such change) against all costs, charges, expenses, liabilities and losses (including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or manner as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or such suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 9.3.    Indemnification Against Expenses.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonable incurred by the person in connection therewith. If a claim under this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

Section 9.4.    Determination to Indemnify.  Any indemnification under Sections 9.1 and 9.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.1 or 9.2. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the stockholders.

Section 9.5.    Advancement of Expenses.  Expenses incurred by an officer, director, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 9.6.    Non-Exclusivity.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 9.7.    Former Directors, Officers, Employees and Agents.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.8.    Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or Delaware Law.

Section 9.9.    Scope of Article.  References in this Article to “the Corporation” will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, office, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to the constituent corporation if its separate existence had continued.

Section 9.10.    Amendment.  Any amendment, repeal or modification of any provision of this Section by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE X
GENERAL PROVISIONS

Section 10.1.    Corporate Seal.  The corporate seal will have inscribed on it the name of the Corporation, the year of its creation, the words “CORPORATE SEAL DELAWARE,” and such other appropriate legend as the Board may from time to time determine. Unless prohibited by the Board, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

Section 10.2.    Fiscal Year.  The fiscal year of the Corporation will end on the 31st day of December of each year.

Section 10.3.    Depositories.  The Board or an officer designated by the Board shall appoint banks, trust companies or other depositories in which shall be deposited from time to time the money or securities of the Corporation.

Section 10.4.    Checks, Drafts and Notes.  All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board or by an officer appointed by the Board.

Section 10.5.    Contracts and Other Instruments.  The Board may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and such authority may be general or confined to specific instances.

ARTICLE XI
AMENDMENTS

Section 11.1.    Amendment Procedure.  The Board, by the affirmative vote of a majority of the whole Board, may adopt, amend or repeal these By-Laws at any meeting. By-Laws made by the Board of Directors may be altered or repealed by the stockholders.